Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”), dated as of March 19, 2007, is entered into by and between CenterStaging Corp., a Delaware corporation, with headquarters located at 3407 Winona Avenue, Burbank, California 91504 (the “Company”), and Montage Partners III, LLC, a Nevada limited liability company (the “Investor”), with reference to the following facts:

A. The Investor and the Company are parties to that certain Securities Purchase Agreement dated December 12, 2005 (the “Purchase Agreement”), pursuant to which, among other things, the Company issued and sold to the Investor: (i) that certain 6% Secured Debenture, in the principal amount of $500,000 (the “Debenture”) convertible into shares of common stock, $0.0001 par value per share of the Company (the “Common Stock”), at a conversion price of $1.50 per share; and (ii) the Common Stock Purchase Warrants (the “Warrants”) to purchase up to 380,000 shares of Common Stock for an exercise price of $1.60 per share, secured by certain assets of the Company pursuant to the Security Agreement (the “Security Agreement”) dated December 12, 2005 by and between the Company and Investor;

B. The Company and the Investor are parties to that certain Registration Rights Agreement dated December 12, 2005 (the “Registration Rights Agreement”) which was entered into concurrently with the Purchase Agreement;

C. The full entire balance of accrued interest and principal under the Debenture is past due and immediately payable and Investor has to date forbeared on issuing a notice of default relating thereto; and

D. Investor has agreed to further forbear on issuing a notice of default and to exercise certain of its other rights and remedies, pursuant to the terms hereof, including the amendment of the Debenture, the Warrants and the Registration Rights Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Forbearance Period. At the request of the Company, and subject to the terms of this Agreement, Investor agrees to forbear from the exercise of its rights and remedies, whether under the Transaction Documents, at law or in equity, available to Investor commencing on the date hereof (the “Forbearance Period”) and terminating on the earlier to occur of (a) 5:00 PM Los Angeles time on July 31, 2007 (the “Expiration Date”), or (b) a termination in accordance with Section 14.2 of this Agreement. In no event, however, shall the Forbearance Period continue past the Expiration Date.

“Transaction Documents” shall mean this Agreement, the Purchase Agreement the Amended Debenture, the Amended Warrants, the Amended Registration Rights Agreement and the Security Agreement.

2. Amendment of the Debenture. The Company and Investor have concurrently entered into amended the original Debenture by an Amended and Restated Debenture (the “Amended Debenture), which shall remain fully secured by the Security Agreement without the necessity of an amendment thereto.

3. Agreement of the Warrants. The Company and the Investor have concurrently amended the Warrants by Amended and Restated Warrants (the “Amended Warrants”), and the Investor has surrendered the original certificate evidencing the Warrants.

4. Agreement to Amend and Restate the Registration Rights Agreement. The Company and the Investor have concurrently entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”). The Investor hereby waives any and all penalties that shall have accrued pursuant to Section 2(b) of the Registration Rights Agreement (prior to its modification).

5. Acknowledgments by Company. Company hereby acknowledges the following:

5.1.1 The recitals set forth in paragraphs A through D above are true and correct;

5.1.2 That on and as of March 12, 2007, (i) Company is indebted to Investor for the following amounts: (A) principal under the Amended Debenture in the amount of $500,000, and (B) interest under the Amended Debenture in the amount of $46,071.06 (see Exhibit A hereto for the calculation of the outstanding principal and interest set forth herein, which calculation includes the payment made concurrently herewith as identified in Section 8 hereof); (ii) all such amounts remain outstanding and unpaid; and (iii) all such amounts are due and immediately payable in full, without offset, deduction or counterclaim of any kind or character whatsoever, but are subject to increase, decrease or other adjustment as a result of any and all payments, accrued interest, fees and other charges including, without limitation, attorneys’ fees and costs of collection (accruing after the date hereof), which are payable to Investor under the Transaction Documents;

5.1.3 That the Amended Debenture and all other liabilities and obligations of Company to Investor under the Transaction Documents shall, except as expressly modified hereby, remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein.

6. Loan Fees. The Company shall pay to Investor a loan extension fee in the aggregate amount of $50,000 as follows: (i) $20,000 on the date of this Agreement and (ii) $30,000 on or before April 9, 2007, as payment for Investor agreeing to not declare a default, or seek any remedies available upon an Event of Default under the Amended Debenture pursuant to Section 1 of this Agreement.

7. Issuance of Stock. The Company has concurrently herewith issued to Investor 75,000 shares of Common Stock (the “Shares”).

8. Payment of Interest. No later than April 9, 2007, the Company shall pay to the Investor all interest accrued under the Debenture in the amount set forth in Section 5.1.2(B) of this Agreement.

9. Penalty Payment. In the event the shares of Common Stock issuable upon conversion of the Amended Debenture and exercise of Amended Warrants are not salable by Investor pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as a result of the Company’s failure to maintain current public filings as required by Rule 144(c) for more than five business days, and such shares are not then covered by an effective registration statement under the Securities Act (a “Penalty Date”) or are salable under Rule 144(k), the Company shall pay Investor a penalty in the amount equal to $10,000, and shall pay an additional $10,000 at the end of each monthly anniversary of the Penalty Date that such shares are neither covered by such registration statement nor salable under Rule 144 as a result of the Company’s failure to maintain current public filings as required by Rule 144(c) nor salable under Rule 144(k). Such penalty shall be paid to the Investor by the Company in cash or other immediately available funds within five business day after such penalty is incurred. In no event shall Investor be entitled to more than one penalty payment for any 30-day period. The parties acknowledge that the damages which may be incurred by the Investor in the event the shares of Common Stock issuable upon conversion of the Amended Debenture and exercise of Amended Warrants are not salable by Investor pursuant to Rule 144 may be difficult to ascertain. The parties agree that the penalty payment set forth in this Section 9 represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages. The penalty payment as set forth in this Section 9 to the Investor shall not limit the Investor’s other rights and remedies under the Transaction Documents.

10. Investor Representations, Warranties, etc.; Access to Information; Independent Investigation.

Investor represents and warrants to, and covenants and agrees with, the Company as follows:

10.1 Investment for Own Account. Without limiting the Investor’s right to sell the Shares pursuant to the Registration Statement (as the term is defined in the Amended Registration Rights Agreement), the Investor is acquiring the Shares for its own account for investment, and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

10.2 Accredited Investor. The Investor and each of its members is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

10.3 Subsequent Securities Sales. All subsequent offers and sales of the Shares by the Investor shall be made pursuant to registration of the foregoing securities under the Securities Act or pursuant to an exemption from registration.

10.4 Reliance on Investor’s Representations. The Investor understands that the Shares are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

10.5 Access to Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Shares that have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

10.6 Acknowledgement of Risk. The Investor understands that its investment in the Shares involves a high degree of risk.

10.7 No Governmental Agency Approval of Securities. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

10.8 Authorizations. The Transaction Documents and the transactions contemplated thereby have been duly and validly authorized by the Investor; and this Agreement and the Amended Registration Rights Agreement have been duly executed and delivered by the Investor; and the Transaction Documents are valid and binding agreements of the Investor enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada and has requisite corporate power to own its properties and to carry on its business as now being conducted.

11. Company Representations

The Company represents and warrants and hereby covenants and agrees with Investor that:

11.1 The Shares. The Shares have been duly authorized and are validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights under applicable law of any stockholder of the Company, as such, to acquire the Shares.

11.2 Transaction Agreements. The Transaction Documents and the transactions contemplated thereby have been duly and validly authorized by the Company; the Transaction Documents have been duly executed and delivered by the Company; and the Transaction Documents are valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

11.3 Financial Representation. As of January 31, 2007, the Company had accounts receivable of $458,518.

11.4 Prior Representations. Except as set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), all representations and warranties set forth in Section 3 of the Purchase Agreement are true and correct in all material respects as of the date of its latest filing with the SEC.

11.5 Pending Actions. To the best of Company’s knowledge, there is no action, suit or proceeding before any court, governmental authority or arbitrator pending or threatened in writing against or affecting the Company that would, if adversely determined, have a material adverse effect on the transactions described in this Agreement;

11.6 Reliance. Company hereby agrees that the truthfulness of each of the foregoing representations and warranties is a condition precedent to the performance by Investor of its obligations hereunder.

12. Release

12.1 As used in this Release, the following terms shall have the meanings set forth below:

“Claims” shall mean any and all claims, counterclaims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which the Company (hereafter in this Section 12 the “Releasor”) ever had, now has or hereafter can, shall or may have against the Released Parties (as defined below) or any of them for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Release relating to the Transaction Documents. Without limiting the generality of the foregoing, the term “Claims” shall include, without limitation, any loss, liability, expense and/or detriment, of any kind or character, in any way arising out of, connected with, or resulting from the acts or omissions of the Released Parties or any of them, including, without limitation, the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, cause of action or defenses based on the negligence of Investor of any “Investor/Lender liability” theories, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, fraud, mistake, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully taking any action in connection with the Transaction Documents and the loan evidenced thereby.

“Released Parties” shall mean Investor, any subsidiary or affiliate of Investor and any successors, or assigns of any of the foregoing, and the respective agents, trustees, beneficiaries, officers, directors, shareholders, attorneys, employees, independent contractors, partners, members, manager and representatives of any of the foregoing.

12.2 Releasor hereby irrevocably and unconditionally REMISES, RELEASES, ACQUITS, SATISFIES, WAIVES, and FOREVER DISCHARGES the Released Parties and their respective heirs, personal representatives, successors and assigns from all Claims.

12.3 This Release is accepted by the Released Parties as a condition to executing this Agreement and Releasor expressly agrees that this Release survives the termination of this Agreement.

12.4 Releasor hereby represents and warrants to the Released Parties that it has not assigned, pledged, or contracted to assign or pledge or otherwise disposed of any of the Claims.

12.5 This Release shall be binding upon Releasor and its legal representatives, successors and assigns and shall inure to the benefit of the Released Parties and their successors and assigns.

12.6 This Release includes a release of, and shall inure to the benefit of, all the Released Parties and their respective heirs, legal representatives, successors, assigns, directors, trustees, officers, agents, servants, employees and attorneys, past, present and future.

12.7 TO THE EXTEND PERMITTED BY APPLICABLE LAW, RELEASOR DOES HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ITS RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS RELEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS RELEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THE FOREGOING WAIVER BY RELEASOR IS A MATERIAL INDUCEMENT FOR THE RELEASED PARTIES TO ACCEPT THIS RELEASE AND ENTER INTO THE FORBEARANCE ARRANGEMENT PURSUANT TO THIS AGREEMENT.

12.8 Releasor hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect. Releasor hereby acknowledge that it has not relied upon any representation of any kind made by the Released Parties in making the foregoing release.

12.9  Releasor acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each of the Releasor hereby waives any and all rights and benefits that it now has or in the future may have under Section 1542 of the Civil Code (and under the comparable provisions of any other applicable law) and agrees and acknowledges that this Agreement contains a full and final release applying to unknown and unanticipated claims, injuries or damages arising out of the subject matter of the released Claims.

_______________(Initial)

13. Usury Savings Clause. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Investor and Company hereby agree that all agreements between them under this Agreement and with respect to the Debenture and the Transaction Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Investor for the use, forbearance, or detention of the money loaned to Company, or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum rate of interest under applicable law (the “Maximum Rate”). If from any circumstance whatsoever, fulfillment of any provisions of this Agreement at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then, automatically, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Investor should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Rate, such excessive interest shall be applied to the reduction of the principal amount owing with respect to the Debenture or Transaction Documents or on account of the other indebtedness secured by the Transaction Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Debenture and such other indebtedness, such excess shall be refunded to Company. All sums paid or agreed to be paid to Investor for the use, forbearance, or detention of the Debenture and other indebtedness of Company to Investor shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness is uniform throughout the actual term (as extended by amendments, forbearance agreements and/or otherwise) of the Debenture or does not exceed the Maximum Rate throughout the entire term of the Debenture. The terms and provisions of this Section 13 shall control every other provision of this Agreement and all other agreements between Company and Investor.

14. Breach or Default.

14.1 The following shall constitute an immediate “Default” under this Agreement:

14.1.1 Company breaches or fails in any material respect to comply with this Agreement;

14.1.2 Any material representation or warranty made by the Company in this Agreement is false or misleading in any material respect at the time made;

14.1.3 Company files for bankruptcy or seeks approval of a plan of reorganization prior to the Expiration Date or during the Forbearance Period to which Investor has not consented in writing; and

14.1.4 Company fails to honor legal opinion delivered by Investor pursuant to Section 15.1.1.

14.2 Upon a Default by the Company under this Agreement or a breach of the Amended Debenture or the occurrence of any other event which is set forth in Sections 14(a) through (d) and Sections 14(f) through (m) of the Amended Debenture (which would constitute an Event of Default under the Amended Debenture with the appropriate notice thereunder or without notice, as the case may be), the Forbearance Period shall automatically terminate and the Investor, at its sole option, may immediately exercise its rights and remedies under the Transaction Documents and applicable law without providing notice and opportunity to cure to the Company pursuant to this Agreement, subject to the Company’s rights to notice and opportunity to cure otherwise provided in the Amended Debenture.

15. Certain Covenants and Acknowledgments

15.1 Transfer Restrictions. The Investor acknowledges that:

15.1.1 the Shares have not been and are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred unless (a) subsequently registered thereunder or (b) the Investor shall have delivered to the Company an opinion of counsel rendered by a reputable securities law firm which is independent and unaffiliated with the Investor (the cost of which shall be reimbursed by the Company to the Investor up to $600), reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration pursuant to Rule 144 of the Securities Act;

15.1.2 any sale of the Shares made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and

15.1.3 neither the Company nor any other person is under any obligation to register the Shares (other than pursuant to the Amended Registration Rights Agreement) under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

15.2 Restrictive Legend. The Investor acknowledges and agrees that until such time as the Shares have been registered under the Securities Act as contemplated by the Amended Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Shares):

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR UNLESS AND EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AS EVIDENCED BY AN OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER OF THESE SECURITIES.

15.3 Filings. The Company undertakes and agrees to make all necessary filings in connection with the issuance of the Shares to the Investor under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Investor promptly after such filing.

16. Governing Law; Miscellaneous

16.1 This Agreement and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or the Investor shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. Each Party hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. Each Party further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. Each Party hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that either Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith. Each party hereby irrevocably waives, if and to the full extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of relating to this Agreement.

16.2 A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

16.3 This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

16.4 The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

16.5 This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

16.6 This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

16.7 Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the enforcement of this Agreement or any agreements related thereto, shall be paid by either party upon demand.

16.8 Time is of the essence as to the performance of each and every obligation of the Company and the Investor pursuant to this Agreement.

17. Notices

Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

Company:	CenterStaging Corp. 3407 Winona Avenue Burbank, California 91504 Attention: Chief Financial Officer Fax: (818) 848-4016

with a copy to: Alan B. Spatz, Esq. Troy & Gould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067 Fax: (310) 789-1431

Investor:	Montage Partners III, LLC 1875 Century Park East, Suite 700 Los Angeles, California 90067 Attention: Michael S. Rosenblum, Manager Fax: 310-286-3010 Telephone: 310-286-2100

All notices shall be served personally by facsimile, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by facsimile, notice shall be deemed delivered upon receipt (provided that if served by facsimile, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered 48 hours after deposit; and if served by first class mail, notice shall be deemed delivered 72 hours after mailing. Any party may give written notification to the other party of any change of address for the sending of notices, pursuant to any method provided for herein.

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

CENTERSTAGING CORP.

By:	/s/ Howard Livingston
	Name:	Howard Livingston
	Title:	CFO

MONTAGE PARTNERS III, LLC

By:	/s/ Michael S. Rosenblum
	Name:	Michael S. Rosenblum
	Title:	Manager

EXHIBIT A

Calculation of Outstanding Principal and Interest

PRINCIPAL AMOUNT 12/12/05	# OF DAYS	$500,000.00
INTEREST @ 6% 12/12/05 - 3/11/06	90	$7,397.26
NEW BALANCE		$507,397.26
INTEREST @ 6% 3/12/06-6/11/06	92	$7,673.51
NEW BALANCE		$515,070.78
INTEREST @ 6% 6/12/06-6/30/06	19	$1,608.71
INTEREST @ 8% 7/1/06-9/11/06	73	$8,241.13
NEW BALANCE		$524,920.62
INTEREST @ 8% 9/12/06-12/11/06	91	$10,469.65
NEW BALANCE		$535,390.27
INTEREST @ 8% 12/12/06-3-11-07	90	$10,561.12
NEW BALANCE		$545,951.39
INTEREST @ 8% 3/12/07	1	$119.66
NEW BALANCE		$546,071.06